EXHIBIT 31.2
CERTIFICATION
I, Lawrance W. McAfee, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of U.S. Physical Therapy Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2020
/s/ Lawrance W. McAfee
Lawrance W. McAfee
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)